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                             LITHIA MOTORS, INC.
                     CALCULATIONS OF NET INCOME PER SHARE

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
                             Three Months Ended June 30,                          Six Months Ended June 30,
                             ------------------------------------------------     -------------------------------------------------
                             1997                      1996                       1997                      1996
                             -----------------------   -----------------------    -----------------------   -----------------------
                             Primary   Fully Diluted   Primary   Fully Diluted    Primary   Fully Diluted   Primary   Fully Diluted
Weighted Average Shares
Outstanding for the Period
  Class A                     2,895,550     2,895,550     390,000      390,000    2,846,592     2,846,592     390,000       390,000
  Class B                     4,110,000     4,110,000   4,110,000    4,110,000    4,110,000     4,110,000   4,110,000     4,110,000


Dilutive Common Stock
Options Using the Treasury
Stock Method                    303,361       303,361         -            -        308,563       308,507         -             -

Shares Added Pursuant
to SAB 83                           -            -       383,016      383,016           -             -       383,016       383,016
                             -----------------------   -----------------------    -----------------------   -----------------------

Total Shares Used for Per
Share Calculations            7,308,911    7,308,911    4,883,016    4,883,016     7,265,155    7,265,099    4,883,016    4,883,016

Net Income                   $1,368,000   $1,368,000   $1,045,000   $1,045,000    $2,511,000   $2,511,000   $1,824,000   $1,824,000
                             -----------------------   -----------------------    -----------------------   -----------------------

Net Income Per Share              $0.19        $0.19        $0.21        $0.21         $0.35        $0.35        $0.37        $0.37
                             -----------------------   -----------------------    -----------------------   -----------------------
                             -----------------------   -----------------------    -----------------------   -----------------------
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